CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference into the Statement of Additional Information constituting part of this Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A (the "Registration Statement") of our report dated October 22, 1999, relating to the financial statements and financial highlights appearing in the September 30, 1999 Annual Report incorporated by reference into the Registration Statement, and to all references to our firm included in this Registration Statement.

							ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
January 20, 2000